Exhibit 32(i)
CLARCOR Inc.
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
     We hereby certify that the accompanying Report of CLARCOR Inc. on Form 10-Q for the nine months ended August 27, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

September 15, 2005	By	/s/ Norman E. Johnson

(Date)		Norman E. Johnson
Chairman of the Board, President and
Chief Executive Officer

September 15, 2005	By	/s/ Bruce A. Klein

(Date)		Bruce A. Klein
Vice President – Finance and
Chief Financial Officer